UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2017

MADRIGAL PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-33277 (Commission File Number)	04-3508648 (IRS Employer Identification No.)

Four Tower Bridge 200 Barr Harbor Drive, Suite 400 West Conshohocken, Pennsylvania (Address of principal executive offices)	19428 (Zip Code)

(484) 380-9263

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to 2015 Stock Incentive Plan

On March 2, 2017, the Board of Directors of Madrigal Pharmaceuticals, Inc. (the “Company”) approved, subject to stockholder approval, an amendment to the Company’s 2015 Stock Plan (as amended, the “Plan”), which was approved by the Company’s stockholders at the 2017 annual meeting of stockholders held on June 29, 2017 (the “Annual Meeting”).  The Plan amendment increased the total number of shares of common stock reserved for issuance under the Plan by 1,000,000 shares and increased the amount of awards that a participant will be entitled to receive in any fiscal year from 571,429 shares of common stock to 750,000 shares of common stock.

The foregoing description of the Plan amendment does not purport to be complete and is qualified in its entirety by reference to the Plan, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

Item 5.07  Submission of Matters to a Vote of Security Holders.

The Company held the Annual Meeting on Thursday, June 29, 2017 at the Philadelphia Marriott West, 111 Crawford Avenue, Conshohocken, Pennsylvania 19428. As of May 1, 2017, the record date for the Annual Meeting, the Company had 12,167,405 shares of its common stock outstanding and entitled to vote, of which 11,156,261 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote at the Annual Meeting. The following is a brief description of the final voting results for each of the proposals submitted to a vote of the stockholders at the Annual Meeting.

Proposal No. 1:  The Company’s stockholders elected each of the two Class I nominees named below to serve on the Company’s Board of Directors for a three-year term expiring at the Company’s 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified.

Class I Nominee	Votes For	Votes Withheld	Broker Non-votes
Paul A. Friedman, M.D.	9,166,195	11,869	1,978,197
Kenneth M. Bate	9,075,444	102,620	1,978,197

Proposal No. 2:  The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
11,084,506	62,374	9,381	—

Proposal No. 3:  The Company’s stockholders approved an amendment to the Plan increasing the aggregate number of shares authorized for issuance thereunder by 1,000,000 shares of common stock and increasing the amount of awards that a participant will be entitled to receive thereunder in any fiscal year from 571,429 shares of common stock to 750,000 shares of common stock.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,028,105	143,575	6,384	1,978,197

Proposal No. 4:  The Company’s stockholders approved, on an advisory basis, the compensation of the Company’s named executive officers as described in the proxy statement for the Annual Meeting.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
9,119,966	49,083	9,015	1,978,197

Item 9.01  Financial Statements and Exhibits.

(d)                                 Exhibits.

The following exhibits are attached to this Current Report on Form 8-K:

Exhibit No.	Description
10.1	2015 Stock Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENDOLOGIX, INC.

Date: July 3, 2017	/s/ Marc R. Schneebaum
Marc R. Schneebaum
Chief Financial Officer